Exhibit e.2.a

One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com

Virtus Mutual Funds Sales Agreement Amended Annex A – February 2021 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

EQUITY		FIXED INCOME
Virtus AllianzGI Focused Growth Fund	A C P R R6 ADM INST	Virtus AllianzGI Core Plus Bond Fund	P R6 INST
Virtus AllianzGI Health Sciences Fund	A C P INST	Virtus AllianzGI High Yield Bond Fund	A C P R ADM INST
Virtus AllianzGI Mid-Cap Growth Fund	A C P R ADM INST	Virtus AllianzGI Preferred Securities and Income Fund	P R6 INST
Virtus AllianzGI Small-Cap Fund	A C P R6 INST	Virtus AllianzGI Short Duration High Income Fund	A C P R6 INST
Virtus AllianzGI Technology Fund	A C P ADM INST	Virtus Newfleet Core Plus Bond Fund	A C I R6
Virtus AllianzGI Water Fund	A C P INST	Virtus Newfleet High Yield Fund	A C I R6
Virtus Ceredex Large-Cap Value Equity Fund	A C I R6	Virtus Newfleet Low Duration Core Plus Bond Fund	A C I R6
Virtus Ceredex Mid-Cap Value Equity Fund	A C I R6	Virtus Newfleet Multi-Sector Intermediate Bond Fund	A C I R6
Virtus Ceredex Small-Cap Value Equity Fund	A C I R6	Virtus Newfleet Multi-Sector Short Term Bond Fund**	A C1 I R6
Virtus FORT Trend Fund	A C I R6	Virtus Newfleet Senior Floating Rate Fund	A C I R6
Virtus KAR Capital Growth Fund	A C I R6	Virtus Newfleet Tax-Exempt Bond Fund	A C I
Virtus KAR Equity Income Fund	A C I R6	Virtus Seix Core Bond Fund	A I R6
Virtus KAR Mid-Cap Core Fund	A C I R6	Virtus Seix Corporate Bond Fund	A C I R6
Virtus KAR Mid-Cap Growth Fund	A C I R6	Virtus Seix Floating Rate High Income Fund	A C I R6
Virtus KAR Small-Cap Core Fund*	A C I R6	Virtus Seix High Grade Municipal Bond Fund	A I
Virtus KAR Small-Cap Growth Fund*	A C I R6	Virtus Seix High Income Fund	A I R6
Virtus KAR Small-Cap Value Fund	A C I R6	Virtus Seix High Yield Fund	A I R6
Virtus KAR Small-Mid Cap Core Fund	A C I R6	Virtus Seix Investment Grade Tax-Exempt Bond Fund	A I
Virtus KAR Small-Mid Cap Growth Fund	A C I R6	Virtus Seix Short-Term Bond Fund	A C I
Virtus NFJ Dividend Value Fund	A C P R R6 ADM INST	Virtus Seix Short-Term Municipal Bond Fund	A I
Virtus NFJ Large-Cap Value Fund	A C P R ADM INST	Virtus Seix Total Return Bond Fund	A I R6
Virtus NFJ Mid-Cap Value Fund	A C P R R6 ADM INST	Virtus Seix U.S. Govt Securities Ultra-Short Bond Fund	A I R6
Virtus NFJ Small-Cap Value Fund	A C P R R6 ADM INST	Virtus Seix U.S. Mortgage Fund	A C I
Virtus Silvant Large-Cap Growth Stock Fund	A I R6	Virtus Seix Ultra-Short Bond Fund	A I
Virtus Silvant Small-Cap Growth Stock Fund	A I
Virtus Zevenbergen Innovative Growth Stock Fund	A I R6

*The Virtus KAR Small-Cap Core Fund and the Virtus KAR Small-Cap Growth Fund are no longer available for purchases to new investors, subject to limited exceptions. These funds continue to be available for purchases by existing investors. See the prospectus and SAI for possible exceptions and additional information.

** Effective April 30, 2019, the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C is no longer available for purchases by new or existing shareholders, except by existing shareholders through reinvestment transactions.

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC, One Financial Plaza, Hartford, CT 06103
Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

Virtus Mutual Funds Sales Agreement Amended Annex A – February 2021 VP Distributors, LLC

Virtus Mutual Funds and Available Share Classes

INTERNATIONAL/GLOBAL		ALTERNATIVES
Virtus AllianzGI Emerging Markets Consumer Fund	A INST	Virtus Duff & Phelps Global Infrastructure Fund	A C I R6
Virtus AllianzGI Emerging Markets Opportunities Fund	A C P R6 INST	Virtus Duff & Phelps Global Real Estate Securities Fund	A C I R6
Virtus AllianzGI Global Small-Cap Fund	A C P INST	Virtus Duff & Phelps International Real Estate Sec Fund	A C I
Virtus AllianzGI Global Sustainability Fund	A P INST	Virtus Duff & Phelps Real Asset Fund	A C I
Virtus AllianzGI International Small-Cap Fund	A C P R R6 INST	Virtus Duff & Phelps Real Estate Securities Fund	A C I R6
Virtus KAR Emerging Markets Small-Cap Fund	A C I R6	Virtus Duff & Phelps Select MLP and Energy Fund	A C I
Virtus KAR Global Quality Dividend Fund	A C I R6	Virtus KAR Long/Short Equity Fund	A C I R6
Virtus KAR International Small-Cap Fund	A C I R6
Virtus KAR International Small-Mid Cap Fund	A C I R6	CONVERTIBLE
Virtus NFJ Emerging Markets Value Fund	A C P INST	Virtus AllianzGI Convertible Fund	A C P R ADM INST
Virtus NFJ International Value Fund	A C P R R6 ADM INST
Virtus SGA Emerging Markets Growth Fund	A C I R6	MULTI ASSET
Virtus SGA Global Growth Fund	A C I R6	Virtus AllianzGI Global Allocation Fund	A C P R R6 ADM INST
Virtus SGA International Growth Fund	A I R6	Virtus AllianzGI Global Dynamic Allocation Fund	A C P R R6 ADM INST
Virtus SGA New Leaders Growth Fund	A C I R6	Virtus AllianzGI Income & Growth Fund	A C P R INST
Virtus Vontobel Emerging Markets Opportunities Fund	A C I R6	Virtus Tactical Allocation Fund	A C I R6
Virtus Vontobel Foreign Opportunities Fund	A C I R6
Virtus Vontobel Global Opportunities Fund	A C I R6
Virtus Vontobel Greater European Opportunities Fund	A C I

Applicable waivers of Class A sales charges and Class A & C contingent deferred sales charges are described in the prospectus.

VP Distributors, LLC, One Financial Plaza, Hartford, CT 06103
Marketing: (800) 243-4361	Customer Service: (800) 243-1574	www.Virtus.com

Class A Shares

Seix U.S. Government Securities Ultra-Short Bond and Seix Ultra-Short Bond Funds, (the “Ultra-Short Bond Funds”) – There is no Sales Charges on purchases made directly into these funds. A Sales Charge may be applicable upon the exchange of direct purchases into another Class A Share or upon the exchange into these Funds from Funds on which a Finder’s Fee was paid. (See below for additional information regarding exchanges into these Funds from Funds on which a Finder’s Fee was paid)

Equity, International/Global, Alternative Funds, Convertible and Multi Asset

		Dealer Discount
	Sales Charge	or Agency Fee
	As Percentage of	As Percentage of
Amount of Transaction Plus Applicable Rights of Accumulation:	Offering Price	Offering Price
Less than $50,000	5.50%	4.75%
$50,000 but under $100,000	4.50	4.00
$100,000 but under $250,000	3.50	3.00
$250,000 but under $500,000	2.50	2.00
$500,000 but under $1,000,000	2.00	1.75
$1,000,000 or more	None	None

AllianzGI High Yield Bond, Newfleet Core Plus Bond, Newfleet High Yield, Newfleet Multi-Sector Intermediate Bond, Seix High Income, Seix Core Bond, Seix Corporate Bond, Seix Total Return Bond, Seix High Yield Funds

		Dealer Discount
	Sales Charge	or Agency Fee
	As Percentage of	As Percentage of
Amount of Transaction Plus Applicable Rights of Accumulation:	Offering Price	Offering Price
Less than $50,000	3.75%	3.25%
$50,000 but under $100,000	3.50	3.00
$100,000 but under $250,000	3.25	2.75
$250,000 but under $500,000	2.25	2.00
$500,000 but under $1,000,000	1.75	1.50
$1,000,000 or more	None	None

Newfleet Senior Floating Rate, Newfleet Tax-Exempt Bond, Seix High Grade Municipal Bond, Seix Investment

Grade Tax-Exempt Bond, Seix Floating Rate High Income

		Dealer Discount
	Sales Charge	or Agency Fee
	As Percentage of	As Percentage of
Amount of Transaction Plus Applicable Rights of Accumulation:	Offering Price	Offering Price
Less than $50,000	2.75%	2.25%
$50,000 but under $100,000	2.25	2.00
$100,000 but under $250,000	1.75	1.50
$250,000 but under $500,000	1.25	1.00
$500,000 but under $1,000,000	1.00	1.00
$1,000,000 or more	None	None

Newfleet Multi-Sector Short Term Bond, Newfleet Low Duration Core Plus Bond, Seix Short-Term Bond Fund,

Seix Short-Term Municipal Bond, Seix U.S. Mortgage Bond Funds

		Dealer Discount
	Sales Charge	or Agency Fee
	As Percentage of	As Percentage of
Amount of Transaction Plus Applicable Rights of Accumulation:	Offering Price	Offering Price
Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.75	1.50
$250,000 or more	None	None

Class A Shares Continued

AllianzGI Short Duration High Income Fund

		Dealer Discount
	Sales Charge	or Agency Fee
	As Percentage of	As Percentage of
Amount of Transaction Plus Applicable Rights of Accumulation:	Offering Price	Offering Price
Less $100,000	2.25%	2.00%
$100,000 but under $250,000	1.25	1.00
$250,000 or more	None	None

Class A Shares 12b-1 and Finder’s Fees

12b-1 Fees: 0.15% - Seix High Grade Municipal Bond and the Virtus Seix Short-Term Municipal Bond - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VP Distributors, LLC (“VPD”) or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.15% annually. The Service Fee is based on the average daily net asset value of Class A Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the 13th month following purchase of Class A Shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.20% - Virtus Seix U.S. Mortgage and Virtus Seix Short-Term Bond Funds Only - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.20% annually. The Service Fee is based on the average daily net asset value of Class A Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the 13th month following purchase of Class A Shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

12b-1 Fees: 0.25% - All other Class A Funds- For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The Service Fee is based on the average daily net asset value of Class A Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Service Fee for shares on which a Finder’s Fee has been paid will commence in the 13th month following purchase of Class A Shares. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Finder’s Fee and CDSC Applicable to Fixed Income Funds (excluding Virtus AllianzGI Short Duration High Income Fund, Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Core Plus Bond Fund, Virtus Seix U.S. Mortgage Fund, Virtus Seix Short-Term Bond Fund, Virtus Seix Short-Term Municipal Bond Fund, Virtus Seix U.S. Government Securities Ultra-Short Bond Fund and Virtus Seix Ultra-Short Bond Fund): VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $1,000,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions made (including exchanges into the Ultra-Short Bond Funds) within 18 months following purchases of Class A Shares on which a Finder’s Fee has been paid to a dealer. The 18-month period begins on the last day of the month preceding the month in which the purchase was made.

Finder’s Fee and CDSC Applicable to Virtus AllianzGI Short Duration High Income Fund, Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Low Duration Core Plus Bond Fund, Virtus Seix U.S. Mortgage Fund, Virtus Seix Short-Term Bond Fund and Virtus Seix Short-Term Municipal Bond Fund: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 0.50% of eligible Class A Share purchases from $250,000 to $3,000,000 and 0.25% on amounts greater than $3,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 0.50% may apply on certain redemptions (including exchanges into the Ultra-Short Bond Funds) made within 12 months following purchases of Class A Shares on which a Finder’s Fee has been paid to a dealer. The 12-month period begins on the last day of the month preceding the month in which the purchase was made.

Class A Shares 12b-1 and Finder’s Fees continued

Finder’s Fee and CDSC Applicable to Equity, International/Global, Alternative, Convertible and Multi Asset Class A Shares: VPD may pay broker-dealers a Finder’s Fee in an amount equal to 1.00% of eligible Class A Share purchases from $1,000,000 to $3,000,000, 0.50% on amounts of $3,000,001 to $10,000,000 and 0.25% on amounts greater than $10,000,000. Purchases by an account in the name of a qualified employee benefit plan are eligible for a Finder’s Fee only if such plan has at least 100 eligible employees. A contingent deferred sales charge of 1% may apply on certain redemptions made within 18 months following purchases of Class A Shares on which a Finder’s Fee has been paid to a dealer. The 18-month period begins on the last day of the month preceding the month in which the purchase was made.

Ultra-Short Bond Funds: In the event that a contingent deferred sales charge is applied to an exchange into one of the Ultra-Short Bond Funds, exchanges from the Ultra-Short Bond Fund into Class A Shares of another Virtus Fund will not be subject to a sales charge or Finder’s Fee.

Administrative Shares

Distribution and/or Shareholder Servicing Fees: 0.25% - For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually. The fee is based on the average daily net asset value of Administrative Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated.

Class C Shares

Sales Commission:	1% for all Class C Funds except Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund - is no longer available for purchases by new or existing shareholders. When original purchases of the Virtus Newfleet Multi-Sector Short Term Bond Fund Class C are exchanged to other Class C or C1 Shares, the dealer will receive a 1% sales commission.

CDSC: 1% for all Class C Funds, except Virtus Newfleet Multi-Sector Short Term Bond Fund (no CDSC). Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to VPD. The CDSC on applicable Class C Shares is 1% for one year from each purchase.

Distribution Fee: 0.25% - 0.75% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually for Virtus AllianzGI Short Duration High Income Fund and Virtus Newfleet Multi-Sector Short Term Bond Fund, 0.65% annually for Virtus AllianzGI High Yield Bond Fund and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Trail Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Virtus Newfleet Multi-Sector Short Term Bond Fund. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Purchase Maximums- For all Funds except Virtus Allianz GI Short Duration High Income Fund, Virtus Newfleet Low Duration Core Plus Bond Fund, Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Seix Short-Term Bond Fund, Virtus Seix U.S. Mortgage Fund- The maximum allowable for a single purchase is under $1,000,000.

Purchase Maximums- Virtus Allianz GI Short Duration High Income Fund, Virtus Newfleet Low Duration Core Plus Bond Fund, Virtus Seix Short Term Bond Fund, Virtus Seix U.S. Mortgage Fund- The maximum allowable for a single purchase is under $250,000.

Class C1 Shares – Virtus Newfleet Multi-Sector Short Term Bond Fund only

Dealer Concession: 1%

CDSC: 1% for one year from the date of each purchase.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C1 Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Service Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Distribution Fee: 0.75% VPD intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class C1 Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated. The Class C1 Distribution Fee is paid beginning in the 13th month following each purchase. See the last page of this Annex A for Terms and Conditions for Service and Distribution Fees.

Purchase Maximums- The maximum allowable for a single purchase is under $250,000.

Class I Shares

There is no dealer compensation payable on Class I Shares, and they do not pay any 12b-1 distribution or service fees.

Institutional Shares

There is no dealer compensation payable on Institutional Shares, and they do not pay any 12b-1 distribution or service fees.

Class P Shares

There is no dealer compensation payable on P Shares, and they do not pay any 12b-1 distribution or service fees.

Class R Shares

Distribution Fee: 0.25% VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually based on the average daily net asset value of Class R Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated.

Service Fee: 0.25% For providing shareholder services which include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as VPD or a Fund may reasonably request, VPD intends to pay a monthly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class R Shares sold by such dealers and remaining on the Funds’ books during the period in which the fee is calculated.

Class R6 Shares

There is no dealer compensation payable on Class R6 Shares and they do not pay any 12b-1 distribution or service fees. No compensation, administrative payments, sub-transfer agency payments or service payments are paid to dealers or other entities from fund assets or VPD’s or an affiliate’s resources on sales of or investments in Class R6 Shares.

Terms and Conditions for Service and Distribution Fees – All Share Classes

Applicable Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans (“Plan”) adopted by certain of the Funds. Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. VP Distributors shall be under no obligation to pay any fees hereunder to the extent such fees have not been paid to VP Distributors by the applicable Fund(s). In addition, these fees may be terminated at any time, without the payment of a penalty, by vote of a majority of the members of the Funds’ Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

VPD 80A (February 2021)